Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-1 Amendment No. 2 of our report dated April 14, 2022, related to the audit of the consolidated financial statements of Greenwave Technology Solutions, Inc. (FKA Massroots, Inc.) as of December 31, 2021 and 2020 and for the years then ended and contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We consent to the incorporation in the Registration Statement on Form S-1 Amendment 2 of our report dated November 16, 2021 relating to the financial statements of Empire Services, Inc. for the fiscal years ended December 31, 2020 and 2019 and contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” which appears in this Registration Statement on Form S-1 Amendment No. 2.

/s/ RBSM LLP

Las Vegas, Nevada

April 18, 2022